Exhibit 4.9

AMENDMENT NO. 6

TO

PREFERRED STOCK RIGHTS AGREEMENT

This Amendment No. 6 to Preferred Stock Rights Agreement (this “Amendment”) is dated as of December 29, 2004, between Critical Path, Inc. (the “Company”), and Computershare Trust Company, Inc. (the “Rights Agent”), with reference to the following:

A. The Company and the Rights Agent entered into that certain Preferred Stock Rights Agreement, dated as of March 19, 2001, as amended by that certain Amendment No. 1 to Preferred Stock Rights Agreement, dated as of November 6, 2001, that certain Amendment No. 2 to Preferred Stock Rights Agreement, dated as of November 18, 2003, that certain Amendment No. 3 to Preferred Stock Rights Agreement, dated as of January 16, 2004, that certain Amendment No. 4 to Preferred Stock Rights Agreement, dated as of March 9, 2004 and that certain Amendment No. 5 to Preferred Stock Rights Agreement dated as of June 24, 2004 (the “Agreement”).

B. The Company desires to amend the Agreement in certain respects in order to permit certain investors to purchase securities being offered by the Company without causing such investors to become Acquiring Persons (as defined in the Agreement) and thereby trigger the occurrence of a Distribution Date (as defined in the Agreement).

C. Under the Agreement, the Company and the Rights Agent may amend the Agreement, at any time prior to a Distribution Date, which has yet to occur.

NOW, THEREFORE, pursuant to Section 27 of the Agreement, the Company and the Rights Agent hereby amend, effective upon the date hereof, the definition of the term “Acquiring Person” set forth in Section 1(a) of the Agreement to read in its entirety as follows:

“(a) “ACQUIRING PERSON” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares or Exchangeable Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share repurchases by the Company and shall, after such share repurchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by (i) the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or (ii) Exchangeco on the outstanding Exchangeable Shares in Exchangeable Shares or pursuant to a split or subdivision of the outstanding Exchangeable Shares), then such Person shall be deemed to be an Acquiring Person unless, upon becoming the Beneficial Owner of such additional

Common Shares of the Company, such Person does not beneficially own 15% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing:

(i) if the Company’s Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (x) such Person was unaware that such Person Beneficially Owned a percentage of the Common Shares of the Company that would otherwise cause such Person to be an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), or (y) such Person was aware of the extent of the Common Shares of the Company such Person Beneficially Owned but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement;

(ii) if, as of the date of this Agreement, any Person is the Beneficial Owner of 15% or more of the Common Shares of the Company outstanding, such Person shall not be or become an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by (x) the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or (y) Exchangeco on the outstanding Exchangeable Shares in Exchangeable Shares or pursuant to a split or subdivision of the outstanding Exchangeable Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares of the Company, such Person is not then the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding; and

(iii) the term “Acquiring Person” shall not mean:

A. General Atlantic Partners 74, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company and GAPCO GmbH & Co. KG, a German limited partnership (referred to collectively with their respective Affiliates and Associates as “GAP”) so long as GAP does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Stock, including by reason of repurchases of Common Stock or Exchangeable Shares by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of

Common Stock to a percentage of the outstanding shares of Common Stock at any time that is greater than: (1) the percentage of the outstanding shares of Common Stock represented by the sum of (x) the shares as to which GAP has Beneficial Ownership as of the close of business on December 29, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Stock, or any other rights to purchase Common Stock, in all cases where held or enjoyed by GAP, are immediately convertible or exercisable, plus (y) the shares as to which GAP obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in that certain Note and Warrant Purchase Agreement (the “December Purchase Agreement”), dated December 29, 2004, by and among the Company and the “Investors” party thereto, including; or (2) such lesser percentage as to which GAP has Beneficial Ownership following any transfer of securities by GAP after consummation of the transactions described in the December Purchase Agreement (except that this clause A shall pertain only until such time as GAP has Beneficial Ownership of less than fifteen percent (15%) of the outstanding shares of Common Stock); provided, that any shares of Common Stock Beneficially Owned by one or more officers or directors of the Company where (x) such officers or directors are also included within the term “GAP” and (y) such shares of Common Stock were distributed directly by the Company to such officers or directors as equity-based compensation, shall be excluded from the calculation of the Beneficial Ownership of GAP for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Stock in such calculation, by itself, would otherwise cause GAP to be an Acquiring Person;

B. Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Lion Cosmos Limited and Dragonfield Limited (referred to collectively with their respective Affiliates and Associates as “Cenwell”) so long as Cenwell does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Stock, including by reason of repurchases of Common Stock or Exchangeable Shares by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Stock to a percentage of the outstanding shares of Common Stock at any time that is greater than: (1) the percentage of the outstanding shares of Common Stock represented by the sum of (x) the shares as to which Cenwell has Beneficial Ownership as of the close of business on December 29, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Stock, or any other rights to purchase Common Stock, in all cases where held or enjoyed by Cenwell, are immediately convertible or exercisable, plus (y) the shares as to which Cenwell obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the December Purchase Agreement; or (2) such lesser percentage as to which Cenwell has Beneficial Ownership following any transfer of securities by Cenwell after consummation of the transactions described in the December Purchase Agreement (except that this clause B. shall pertain only until such time as Cenwell has Beneficial Ownership of less than fifteen percent (15%) of the outstanding shares of Common Stock);

C. Vectis CP Holdings, LLC (referred to collectively with its Affiliates and Associates as “Vectis”) so long as Vectis does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Stock, including by reason of repurchases of Common Stock or Exchangeable Shares by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Stock to a percentage of the outstanding shares of Common Stock at any time that is greater than: (1) the percentage of the outstanding shares of Common Stock represented by the sum of (x) the shares as to which Vectis has Beneficial Ownership as of the close of business on November 7, 2001 (if any), plus (y) the shares as to which Vectis obtains Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in that certain Stock and Warrant Purchase and Exchange Agreement (the “2001 Purchase Agreement”), dated November 7, 2001, by and among the Company and the “Purchasers” named therein, plus (z) the shares as to which Vectis obtains Beneficial Ownership directly from the Company pursuant to the rights offering for an aggregate amount up to $21,000,000 of Series E Preferred Stock of the Company pursuant to which the Company will distribute transferable rights to certain holders of Common Stock; or (2) such lesser percentage as to which Vectis has Beneficial Ownership following any transfer of securities by Vectis after consummation of the transactions described in the 2001 Purchase Agreement (except that this clause C. shall pertain only until such time as Vectis has Beneficial Ownership of less than fifteen percent (15%) of the outstanding shares of Common Stock); provided, that any shares of Common Stock Beneficially Owned by one or more officers or directors of the Company where (x) such officers or directors are also included within the term “Vectis” and (y) such shares of Common Stock were distributed directly by the Company to such officers or directors as equity-based compensation, shall be excluded from the calculation of the Beneficial Ownership of Vectis for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Stock in such calculation, by itself, would otherwise cause Vectis to be an Acquiring Person;

D. Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited and Zaxis Partners, L.P., (referred to collectively with their Affiliates and Associates as “Apex”) so long as Apex does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Stock, including by reason of repurchases of Common Stock or Exchangeable Shares by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Stock to a percentage of the outstanding shares of Common Stock at any time that is greater than: (1) the percentage of the outstanding shares of Common Stock represented by the sum of (x) the shares as to which Apex has Beneficial Ownership as of the close of business on January 16, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Stock, or any other rights to purchase Common Stock, in all cases where held or enjoyed by Apex, are immediately convertible or exercisable, plus (y) the shares as to which Apex obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the Convertible Note Purchase Agreement (the “January Purchase Agreement”), dated January 16, 2004, by and among the Company and the “Lenders” party thereto, including, without limitation, the Issuable Shares or the Common Shares (each as defined in the January Purchase Agreement), plus (z) the shares as to which Apex obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the Convertible Note Purchase Agreement (the “March Purchase Agreement”), dated March 9, 2004, by and among the Company and the “Lenders” party thereto, including, without limitation, the Issuable Shares or the Common Shares (each as defined in the March Purchase Agreement); or (2) such lesser percentage as to which Apex has Beneficial Ownership following any transfer of securities by Apex after consummation of the transactions described in the February Purchase Agreement (except that this clause D. shall pertain only until such time as Apex has Beneficial Ownership of less than fifteen percent (15%) of the outstanding shares of Common Stock).”

E. Peter Kellner (referred to collectively with his Affiliates and Associates as “Kellner”) so long as Kellner does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Stock, including by reason of repurchases of Common Stock or Exchangeable Shares by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Stock to a percentage of the outstanding shares of Common Stock at any time that is greater than: (1) the percentage of the outstanding shares of Common Stock represented by the sum of (x) the shares as to which Kellner has Beneficial Ownership as of the close of business on December 29, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Stock, or any other rights to purchase Common Stock, in all cases where held or enjoyed by Kellner, are immediately convertible or exercisable, plus (y) the shares as to which Kellner obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the December Purchase Agreement; or (2) such lesser percentage as to which Kellner has Beneficial Ownership following any transfer of securities by Kellner after consummation of the transactions described in the December Purchase Agreement (except that this clause E. shall pertain only until such time as Kellner has Beneficial Ownership of less than fifteen percent (15%) of the outstanding shares of Common Stock).”

The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company, hereby certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Agreement.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

[the remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CRITICAL PATH, INC.

By	/s/ Michael J. Zukerman
Name:	Michael J. Zukerman
Title:	General Counsel and Senior Vice President

COMPUTERSHARE TRUST COMPANY, INC.

By	/s/ Zachary DeLisa
Name:	Zachary DeLisa
Title:	Operations Manager

COMPUTERSHARE TRUST COMPANY, INC.

By	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

COUNTERPART SIGNATURE PAGE TO AMENDMENT TO PREFERRED STOCK RIGHTS AGREEMENT